Exhibit 23.1

          Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2000, included in Three Rivers Bancorp, Inc.'s Form 10 for the year ended December 31, 1999, and to all references to our firm included in this Registration Statement.

                             Arthur Andersen LLP

Pittsburgh, Pennsylvania
June 7, 2000